POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, THAT THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS EACH OF RICHARD T. CLAMPITT AND HEIDI L. MODRUSAN, SIGNING SINGLY, THE UNDERSIGNED’S TRUE AND LAWFUL ATTORNEY-IN-FACT TO:

(1)           execute for and on behalf of the undersigned, an officer and/or director of WD-40 Company (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)           execute for and on behalf of the undersigned, an officer and/or director of the Company, forms 144 in accordance with Rule 144 promulgated under the Securities Act of 1933;

(3)           execute for and on behalf of the undersigned, an officer and/or director of the Company, Form ID applications and related documentation in accordance with the United States Securities and Exchange Commission Electronic Date Gathering, Analysis, and Retrieval (EDGAR) Filer Management System Requirements;

(4)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any of the foregoing filings and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(5)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact‘s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 promulgated under the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Forms 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. The Power of Attorney revokes any and all previous Powers of Attorney of the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of March, 2016.

/s/ DANIEL E. PITTARD                                                      WITNESS:                      /s/ LINDA REYNOLDS
Signature                                                                                     Signature

  DANIEL E. PITTARD                                                                LINDA REYNOLDS__________
Print Name                                                                                     Print Name

___3/21/16_

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